EXHIBIT 1(a)

                            CERTIFICATE OF FORMATION

                                       OF

                              PW BIRCH FUND, L.L.C.


                      Under Section 18-201 of the Delaware
                          Limited Liability Company Act


          The undersigned, being an authorized person under Section 18-201 of the Limited Liability Company Act of the State of Delaware, hereby certifies:


          FIRST: The name of the limited liability company is PW Birch Fund, L.L.C. (the "Company").


          SECOND: The address of the Company's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle (Zip Code 19805). The name of its registered agent at such address is Corporation Service Company.

          IN WITNESS WHEREOF, the undersigned has signed this Certificate on this 29th day of August, 2000.

                                        MANAGER:

                                        PW BIRCH MANAGEMENT, L.L.C.


                                        By: /S/ DANIEL ARCHETTI
                                            ------------------------------------
                                            Name: Daniel Archetti
                                            Title: Authorized Person